UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2010

DUNE ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32497	95-4737507
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Address of principal executive offices

Registrant’s telephone number: (713) 229-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to Vote of Security Holders

On June 21, 2010, Dune Energy, Inc. (“we” or the “Company”) announced that its annual meeting of stockholders was held on June 18, 2010 (the “Annual Meeting”), at which Annual Meeting the stockholders elected all of the Company’s nominees for directors. A total of 21,440,521 votes were present, in person or by proxy, at the Annual Meeting, constituting a quorum.

Below is a tabulation of the votes cast with respect to each nominee for director:

Nominee	Shares For	Shares Against	Shares Abstain	Non-Votes
Steven Barrenechea	19,566,350	0	1,875,171	0

Alan D. Bell	19,542,075	0	1,898,446	0

Richard M. Cohen	19,500,507	0	1,940,014	0

Alan D. Gaines	19,504,808	0	1,935,713	0

William E. Greenwood	19,535,548	0	1,904,973	0

Steven M. Sisselman	19,865,603	0	1,574,918	0

James A. Watt	20,097,758	0	1,342,763	0

No other matter was voted upon at the Annual Meeting.

A copy of our press release announcing the election of the board of directors at the Company’s annual meeting of stockholders is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit	Name of Document

Exhibit 99.1	Press release dated June 21, 2010, announcing the election of the board of directors at the Company’s annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2010	DUNE ENERGY, INC.

	By:	/s/ James A. Watt
Name: James A. Watt
Title: Chief Executive Officer

Exhibit Index

Exhibit	Name of Document

Exhibit 99.1	Press release dated June 21, 2010, announcing the election of the board of directors at the Company’s annual meeting of stockholders.